Exhibit 99

Contacts:

Pelican Financial, Inc. - Howard Nathan — P:800 765-5562

Marcotte Financial Relations - Mike Marcotte — P:248 656-3873

Pelican Financial, Inc.

Reports Q2 Net Loss.

Sixth Branch Opened                                                                                                                                                                                                                                                                                                                           For Immediate Release

ANN, ARBOR, Mich., NAPLES, Fla., Aug. XX, 2004 — Pelican Financial, Inc. (AMEX: PFI), the holding company for Pelican National Bank, posted a net loss for the second quarter and first half of 2004, Charles C. Huffman, Chairman and CEO, reported today.

Pelican National Bank, headquartered in Naples, Fla., is a full-service community bank serving the consumer and commercial segments from six branch offices in Naples, Bonita Springs, Cape Coral, Fort Myers, Fort Myers Beach, and San Carlos.

Pelican Financial, Inc. has completed its previously announced spin-off of Washtenaw Mortgage Company into a separate, publicly held corporation, The Washtenaw Group, Inc., trading under the symbol TWH. The spin-off was effective at the close of business December 31, 2003.

Operating Results

The Corporation posted a net loss of $71,000, or $0.02 per share, for the second quarter, comparable to the year-earlier net loss of $153,000, from continuing operations, or $0.03 per share. For the first half, the net loss was $232,000, or $0.05 per share, versus net income of $115,000, from continuing operations, or $0.02 per share, for the first half of 2003.

Net interest income and noninterest income were off in both reporting periods. In the main, the reductions resulted from margin compression from the low interest-rate environment, lower bank service charges and fees, reduced gains from loan sales, and higher expenses from branch-expansion activities. A sixth branch was opened last month in Cape Coral.

The balance sheet saw improvement. Compared with December 30, 2003, total assets rose 17% to $258,780,000; loans outstanding, net of loan-loss allowance, of $105,180,000 were off 4%, due to loan-refinancing run-off; and deposits jumped 20% to $230,518,000.

Mr. Huffman said, “Our team is doing a good job, despite the lukewarm operating results. We are building name recognition and franchise value. We are earning business and marketshare and building core deposits. We are adding quality loans and generating substantial loan production. Unfortunately, much of the new-loan generation has been more

offset  by loan refinancing run-off. We have successfully opened three new branches in the past year and half and we just opened our sixth branch office. We are optimistic about the markets that we are in and about our future in those markets.

“We are excited about PNB’s new president, Howard B. Montgomery, who joined us earlier this week. Mr. Montgomery has two decades of banking experience and is a former member of the Federal Reserve Bank’s 5th District Operations Advisory Committee.”

Mr. Montgomery replaces Michael N. Clemens who retires September 30, 2004.

Safe Harbor. This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Among these risks are regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

(financial statements follow)

PELICAN FINANCIAL, INC.

Consolidated Balance Sheets

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and cash equivalents
Cash and due from banks	$7,366,929	$6,354,416
Interest-bearing deposits	3,514,574	45,639,288
Federal funds sold	27,436,120	3,426,013
Total cash and cash equivalents	38,317,623	55,419,717
Accounts receivable, net	247,212	179,488
Securities available for sale	107,434,443	49,729,994
Federal Reserve & Federal Home Loan Bank Stock	1,192,200	949,000
Loans held for sale	—	141,200
Loans receivable, net	105,180,322	109,798,257
Other real estate owned	—	332,857
Premises and equipment, net	3,479,880	2,658,018
Other assets	2,928,350	2,307,104

	$258,780,030	$221,515,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$72,475,879	$74,004,969
Interest-bearing	158,041,948	117,907,625
Total deposits	230,517,827	191,912,594
Note payable	—	291,665
Federal Home Loan Bank borrowings	12,000,000	12,000,000
Other liabilities	316,829	421,088
Total liabilities	242,834,656	204,625,347

Shareholders’ equity
Preferred stock, 200,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value 10,000,000 shares authorized; 4,488,351 utstanding at March 31, 2004 and December 31, 2003	44,884	44,884
Additional paid in capital	15,568,593	15,568,593
Retained earnings	951,905	1,183,546
Accumulated other comprehensive income (loss), net of tax	(620,008)	93,265
Total shareholders’ equity	15,945,374	16,890,288

	$258,780,030	$221,515,635

PELICAN FINANCIAL, INC.

Consolidated Statements of Income and Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Interest income
Loans, including fees	$1,902,121	$2,468,711	$3,901,826	$4,885,101
Investment securities, taxable	771,950	125,779	1,271,182	204,261
Federal funds sold and overnight accounts	82,288	145,002	171,828	245,017
Total interest income	2,756,359	2,739,492	5,344,836	5,334,379
Interest expense
Deposits	990,771	548,019	1,867,230	1,132,734
Other borrowings	162,814	267,374	325,856	533,044
Total interest expense	1,153,585	815,393	2,193,086	1,665,778
Net interest income	1,602,774	1,924,099	3,151,750	3,668,601
Provision for loan losses	—	290,000	75,000	370,000
Net interest income after provision for loan losses	1,602,774	1,634,099	3,076,750	3,298,601
Noninterest income
Gain on sales of securities, net	529	57,708	2,859	129,360
Service charges on deposit accounts	35,961	47,615	66,490	100,209
Gain on sale of loans, net	10,117	46,427	19,758	70,804
Net gain (loss) on foreclosed assets and other income	10,425	23,041	69,395	60,522
Total noninterest income	57,032	174,791	158,502	360,895
Noninterest expense
Compensation and employee benefits	929,236	1,136,682	1,866,910	1,883,490
Occupancy and equipment	316,393	252,735	587,199	475,765
Legal	57,825	157,507	107,450	202,359
Accounting and auditing	31,028	34,500	91,150	65,944
Data processing	43,430	28,506	91,632	57,667
Marketing and advertising	25,452	37,503	57,605	90,857
Loan and other real estate owned	78,360	176,313	201,639	306,499
Other noninterest expense	284,895	215,212	581,359	400,885
Total noninterest expense	1,766,619	2,038,958	3,584,944	3,483,466
Income (loss) from continuing operations before income taxes	(106,823)	(230,068)	(349,692)	176,030
Income tax expense (benefit)	(35,596)	(77,457)	(118,051)	60,779
Income (loss) from continuing operations	$(71,217)	$(152,611)	$(231,641)	$115,251
Discontinued operations:
Income from operations of discontinued mortgage subsidiary	—	5,198,287	—	9,239,406
Income tax	—	1,788,555	—	3,166,508
Income from discontinued operations	—	3,409,732	—	6,072,898
Net income (loss)	$(71,217)	$3,257,121	$(231,641)	$6,188,149
Basic earnings (loss) per share from continuing operations	$(0.02)	$(0.03)	$(0.05)	$0.03
Diluted earnings (loss) per share from continuing operations	(0.02)	(0.03)	(0.05)	0.03

Per share effect of discontinued operations	—	0.76	—	1.36
Basic earnings (loss) per share	$(0.02)	$0.73	$(0.05)	$1.39
Diluted earnings (loss) per share	$(0.02)	$0.73	$(0.05)	$1.39
Comprehensive income	$(1,141,236)	$3,394,568	$(944,914)	$6,179,632